EXHIBIT 23.1
                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS

nStor Technologies, Inc.
West Palm Beach, Florida


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to Registration Statement on Form S-3 of our report dated February 21, 2000, except as to the last two paragraphs of Note 14, which are as of April 14, 2000, relating to the consolidated financial statements of nStor Technologies, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                   /s/ BDO Seidman, LLP
                                                   BDO Seidman, LLP





Costa Mesa, California
June 2, 2000